SNYDER’S-LANCE, INC. AND SUBSIDIARIES

EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Snyder’s-Lance, Inc. (the “Company”) on Form 10-Q for the period ended July 2, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David V. Singer, Chief Executive Officer of the Company, and Rick D. Puckett, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Snyder’s-Lance, Inc. and will be retained by Snyder’s-Lance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David V. Singer	/s/ Rick D. Puckett
David V. Singer	Rick D. Puckett
Chief Executive Officer August 11, 2011	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
August 11, 2011